EXHIBIT 1
                            JOINT FILING AGREEMENT

         Pursuant to Rule 13d-1(f)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that the Schedule 13D to which this Joint Filing Agreement is being filed as an exhibit shall be a joint statement filed on behalf of each of the undersigned.

Date: July 3, 1997



                          /S/ Jacob C. Mol
                          ----------------------------------
                          Jacob C. Mol


                          NORDRUK INVESTMENT COMPANY LIMITED PARTNERSHIP

                     By:  /S/ Paul C. Drueke
                          ------------------------------------
                          Paul C. Drueke, General Partner


                     By:  /S/ John F. Northway
                          ------------------------------------
                          John F. Northway, Sr., General Partner


                          /S/ Peter Douglas Wierenga
                          ____________________________________
                          Peter Douglas Wierenga


                          /S/ Gary Kaiser
                          ____________________________________
                          Gary Kaiser


                          /S/ David S. Lundeen
                          ____________________________________
                          David S. Lundeen


                          /S/ Paul C. Drueke
                          ------------------------------------
                          Paul C. Drueke


                          /S/ John F. Northway, Sr.
                          ------------------------------------
                          John F. Northway, Sr.